Exhibit 99.1

PowerSecure Announces $15 Million of New Business Awards, Including New Micro-grid and SmartStationTM
Projects

Wake Forest, N.C. – July 13, 2011 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $15 million of new business awards, including an order for its breakthrough Micro-grid system, as well as two orders to upgrade utility substations with PowerSecure SmartStationTM technology. The Company has invested in the development of both of these products as a means to serve its utility partners with industry-leading technologies that complement its traditional utility infrastructure products and services.

Sidney Hinton, CEO of PowerSecure, commented, “We are thrilled with the new orders we are announcing today, especially that we will be deploying another Micro-grid project, and that we have the opportunity to serve utilities with two SmartStationTM technology awards. It is gratifying to see our team’s vision to develop these new technologies be met with growing interest and success in the marketplace. Our team has invested two years of hard work and amazing ingenuity to develop these products for the Utility Infrastructure channel, and the traction we are showing is very exciting.”

The $15 million of new awards announced today include $7 million of IDG Smart Grid Power System orders, $6 million of Utility Infrastructure projects, and $2 million of LED lighting products. The Company expects the majority of these projects to be completed, and the revenue recognized, over the four quarters beginning with the third quarter of 2011, with the exception of $1 million of IDG system revenue related to a new long-term recurring revenue contract. These new orders will be included in the Company’s backlog reported in conjunction with its second quarter 2011 earnings release.

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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